Exhibit 99.1

NEWS FROM

Walgreen Co. Corporate Communications  ● 108 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 315-2500

Media Contact:         Michael Polzin, 847-315-2920
Investor Contacts:    Rick Hans, CFA, 847-315-2385
                                     Ashish Kohli, CFA, 847-315-3810

FOR IMMEDIATE RELEASE	http://news.walgreens.com

Walgreen Co. Reports Fiscal 2013 First Quarter Results

●
Company reports adjusted first quarter earnings per diluted share of 58 cents, compared with adjusted earnings per diluted share of 71 cents in year-ago quarter; GAAP earnings per diluted share of 43 cents compared with 63 cents in last year’s first quarter

●
To address regulatory and audit considerations, company adopts one-quarter reporting lag for its investment in Alliance Boots, resulting in dilution of 7 cents to adjusted EPS in the first quarter, compared with an estimated accretion of 3 cents to adjusted EPS had the company used the previously announced one-month lag

●	Alliance Boots business performance continues to achieve expectations, and joint synergy program is on track to deliver first-year targets
●	Gross profit margins during first quarter increase 130 basis points versus year-ago quarter; comparable prescriptions filled improve 320 basis points from fourth quarter 2012
●	More than 45 million people now enrolled for Balance™ Rewards loyalty program

DEERFIELD, Ill., Dec. 21, 2012 – Walgreen Co. (NYSE: WAG) (Nasdaq: WAG) today announced earnings and sales results for the first quarter of fiscal year 2013 ended Nov. 30.
Net earnings determined in accordance with generally accepted accounting principles (GAAP) for the fiscal 2013 first quarter were $413 million or 43 cents per diluted share, compared with $554 million or 63 cents per diluted share in the year-ago quarter.
Adjusted fiscal 2013 first quarter net earnings were $553 million or 58 cents per diluted share, compared with adjusted net earnings of $619 million or 71 cents per diluted share in the year-ago quarter. This year’s adjusted first quarter results exclude the negative impacts of 6 cents per diluted share in acquisition-related amortization costs, 4 cents per diluted share from the quarter’s LIFO provision, 3 cents per diluted share in costs related to Hurricane Sandy, and 2 cents per diluted share related to the company’s acquisition of USA Drug and related store closures.

“During a quarter that included a number of non-operational items, as well as the ongoing Express Scripts impact, we saw the underlying performance of our business strengthen with improved gross profit margins and an upswing in comparable prescriptions filled in the quarter,” said Walgreens President and CEO Greg Wasson. “We also were pleased with the business performance of our strategic partner, Alliance Boots, and are on track to meet our first-year synergy targets with them. As I have said before, Walgreens and Alliance Boots both perform well in historically tough economic climates, and together we now are better positioned for growth.
“In many respects, this quarter was a turning point with the increasing pace of return of Express Scripts customers to our pharmacies, as well as the enthusiastic customer response to our Balance™ Rewards program, with more than 45 million signups since the program launched. In addition, we saw strong demand for flu shots and other immunizations, which has continued into the month of December. Given these factors, we are confident in our strategy and ability to execute going into the new year.”
Walgreens today also announced that it is reporting results from its investment in Alliance Boots on a one-quarter lag rather than a one-month lag period, as previously disclosed. This is intended to align the audit requirements for the investment and more efficiently address regulatory and audit considerations. While this does not affect the underlying equity income and synergies that are anticipated in the first 12 months since the Aug. 2, 2012 completion of Walgreens initial 45 percent investment in Alliance Boots, it does impact the quarterly and fiscal year timing in which the equity income and a portion of the synergies are reported. While only investment results from the month of August 2012 are included in Walgreens fiscal 2013 first quarter performance, the first quarter does fully reflect the incremental shares and interest expense associated with the transaction, resulting in dilution of 7 cents to adjusted EPS in the first quarter, compared with an estimated accretion of 3 cents to adjusted EPS had the company used the previously announced one-month lag period.
The company previously estimated its accretion related to the Alliance Boots investment for fiscal year 2013 would be 23 to 27 cents per diluted share. As a result of a one-quarter rather than a one-month reporting lag period, the company estimates that the accretion over the last three quarters of fiscal 2013 will be an adjusted 25 to 29 cents per diluted share, and an adjusted 18 to 22 cents for the full fiscal year. These estimates do not include amortization expense or one-time transaction costs, and reflect the company’s current estimates of IFRS to GAAP conversion and foreign exchange rates.

FINANCIAL HIGHLIGHTS
Sales
First quarter sales decreased 4.6 percent from the prior-year quarter to $17.3 billion. Brand-to-generic prescription drug conversions negatively impacted sales by $883 million or 4.9 percentage points in the first quarter.
Front-end comparable store sales (those open at least a year) decreased 2.0 percent in the first quarter compared to the prior-year quarter, customer traffic in comparable stores decreased 4.2 percent and basket size increased 2.2 percent.
Prescription sales, which accounted for 63.8 percent of sales in the quarter, decreased 7.2 percent compared to the year-ago quarter, while prescription sales in comparable stores decreased 11.3 percent. The company filled 201 million prescriptions, a decrease of 3.2 percent over last year’s first quarter. Prescriptions filled in comparable stores decreased 4.8 percent in the quarter, an improvement of 3.2 percentage points from the 8.0 percent decrease in the fourth quarter of fiscal 2012. The improvement was due primarily to the company’s return to the Express Scripts, Inc. pharmacy network on Sept. 15. Total sales in comparable stores decreased 8.0 percent.

Gross Profit and SG&A
         Total gross profit dollars in the first quarter decreased $5 million, or 0.1 percent, compared with the year-ago quarter, with LIFO gross profit margins increasing to 29.4 as a percentage of sales versus the year-ago quarter of 28.1. The growth in margins was driven primarily by an increase in generic prescription drugs dispensed.  Front-end margins remained firm even as the company made gross profit margin investments through reward points for its Balance Rewards program throughout the quarter. In addition, Walgreens private brand products increased in share 2.0 percentage points over the year-ago quarter to 22.0 percent. The LIFO provision was $55 million in this year’s first quarter versus $45 million last year.

         Selling, general and administrative expense dollars increased $194 million or 4.6 percent compared with the year-ago quarter, including 0.9 percentage point for costs related to Hurricane Sandy; 0.6 percentage point for USA Drug acquisition-related costs; 0.3 percentage point for Alliance Boots transaction and synergy related costs; and 0.3 percentage point for other acquisition-related amortization.
In the first quarter, the company opened or acquired 218 new drugstores compared with 71 in the year-ago quarter.
The company also delivered operating and free cash flow of $601 million and $265 million, respectively, in the first quarter.

First Quarter Fiscal Year 2013 Summary Financial Results ($ in millions except EPS)
GAAP	First Quarter FY12 (Unaudited)	First Quarter FY13 (Unaudited)	Change
Net Sales	$18,157	$17,316	(4.6%)
Operating Income	$900	$705	(21.7%)
Net Earnings	$554	$413	(25.5%)
Diluted Net Earnings Per Share	$0.63	$0.43	(31.7%)
Operating Cash Flow	$809	$601	(25.7)%

Non-GAAP (Supplemental)*	First Quarter FY12	First Quarter FY13	Change
Adjusted Operating Income*	$1,005	$924	(8.1%)
Adjusted Net Earnings*	$619	$553	(10.7%)
Adjusted Diluted Net Earnings Per Share*	$0.71	$0.58	(18.3%)

*  Refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

First quarter highlights

Other company highlights in the first quarter include:

•	Opening new flagship stores in Chicago and Hollywood, Calif., which was the company’s 8,000th store nationwide
•	Completing the acquisition of USA Drug with locations in seven states primarily in the mid-South region of the country
•	Establishing a new joint venture company with Alliance Boots as part of the companies’ strategic partnership synergy program
•
Launching a major response to Hurricane Sandy, including a donation from Walgreens of $250,000 and a fundraising program at all Walgreens and Duane Reade stores nationwide that provided more than $5 million to the American Red Cross Disaster Relief Fund

•	Administering more than 5.3 million flu shots this season to date, just ahead of the total administered a year ago.

As of Nov. 30, 2012, Walgreens operated 8,516 locations in all 50 states, the District of Columbia, Puerto Rico and Guam, including 8,058 drugstores and hospital onsite pharmacies nationwide. Walgreens also operates worksite health and wellness centers, infusion and respiratory service facilities, specialty pharmacies and mail service facilities. Its Take Care Health Systems subsidiary manages more than 700 in-store convenient care clinics and worksite health and wellness centers.
Walgreens will hold a conference call to discuss the first quarter results beginning at 8:30 a.m. Eastern time today, Dec. 21. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call. A podcast also will be available on the investor relations website.
The replay also will be available from 11:30 a.m. Eastern time, Dec. 21 through Dec. 28 by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 82903068.

Cautionary Note Regarding Forward-Looking Statements. Statements in this release that are not historical, including, without limitation, estimates of the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "likely," "outlook," "forecast, "would," "could," "should," "can," "will," "project," "intend," "plan," "goal," "continue," "sustain," "synergy," "on track," "believe," "seek," "estimate," "anticipate," "may," "possible," "assume," variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to the transactions contemplated by the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots and their possible effects, the parties' ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(UNAUDITED)
(In Millions, Except Per Share Amounts)

	Three Months Ended
	November 30,	November 30,
	2012	2011

Net sales	$17,316	$18,157
Cost of sales (1)	12,217	13,053
Gross Profit	5,099	5,104
Selling, general and administrative expenses	4,398	4,204
Equity earnings in Alliance Boots	4	-
Operating Income	705	900

Interest expense, net	37	17

Earnings Before Income Tax Provision	668	883
Income tax provision	255	329
Net Earnings	$413	$554
Net earnings per common share:
Basic	$.44	$.63
Diluted	$.43	$.63

Dividends declared	$.2750	$.2250

Average shares outstanding	945.3	879.7
Dilutive effect of stock options	5.9	5.5
Average Diluted Shares	951.2	885.2

	Percent of Sales

Net sales	100.0%	100.0%
Cost of sales	70.6	71.9
Gross Margin	29.4	28.1
Selling, general and administrative expenses	25.4	23.1
Equity earnings in Alliance Boots	-	-
Operating Income	4.0	5.0

Interest expense, net	0.2	0.1

Earnings Before Income Tax Provision	3.8	4.9
Income tax provision	1.4	1.8
Net Earnings	2.4%	3.1%

(1) Fiscal 2013 first quarter includes a LIFO provision of $55 million versus $45 million in the previous year.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	November 30,	November 30,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$1,829	$1,094
Accounts receivable, net	2,264	2,586
Inventories	7,821	8,231
Other current assets	248	196
Total Current Assets	12,162	12,107
Non-Current Assets:
Property and Equipment, at cost, less accumulated depreciation and amortization	12,110	11,699
Equity investment in Alliance Boots	6,112	-
Alliance Boots call option	876	-
Goodwill	2,404	2,017
Other non-current assets	1,595	1,606
Total Non-Current Assets	23,097	15,322
Total Assets	$35,259	$27,429
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$1,316	$11
Trade accounts payable	4,821	4,778
Accrued expenses and other liabilities	3,028	3,091
Income taxes	155	349
Total Current Liabilities	9,320	8,229

Non-Current Liabilities:
Long-term debt	5,069	2,390
Deferred income taxes	559	284
Other non-current liabilities	1,932	1,852
Total Non-Current Liabilities	7,560	4,526
Shareholders' Equity	18,379	14,674
Total Liabilities and Shareholders' Equity	$35,259	$27,429

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	Three Months Ended November 30,
	2012	2011

Cash flows from operating activities:
Net earnings	$413	$554
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation and amortization	313	277
Deferred income taxes	30	21
Stock compensation expense	20	35
Earnings in equity method investments	(4)	-
Other	43	3
Changes in operating assets and liabilities -
Accounts receivable, net	(98)	(89)
Inventories	(698)	(178)
Other current assets	14	31
Trade accounts payable	389	(32)
Accrued expenses and other liabilities	(15)	(28)
Income taxes	194	163
Other non-current assets and liabilities	-	52
Net cash provided by operating activities	601	809

Cash flows from investing activities:
Additions to property and equipment	(336)	(419)
Proceeds from sale of assets	10	24
Business and intangible asset acquisitions, net of cash received	(471)	(70)
Payments made related to sale of business	-	(29)
Other	(12)	(3)
Net cash used for investing activities	(809)	(497)

Cash flows from financing activities:
Net proceeds from issuance of debt	4,000	-
Payments of long-term debt	(3,000)	-
Stock purchases	(50)	(608)
Proceeds related to employee stock plans	45	42
Cash dividends paid	(260)	(202)
Other	5	(6)
Net cash provided by (used for) financing activities	740	(774)

Changes in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	532	(462)
Cash and cash equivalents at beginning of year	1,297	1,556
Cash and cash equivalents at end of period	$1,829	$1,094

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WALGREEN CO. AND SUBSIDIARIES SUPPLEMENTAL INFORMATION (UNAUDITED)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.  These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the company’s business from period to period and trends in the company’s historical operating results.  These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

	Three months ended November 30,
	2012	2011
Operating income (GAAP)	$705	$900
Acquisition-related amortization	88	60
LIFO provision	55	45
Hurricane Sandy costs	39	-
USA Drug acquisition costs	26	-
Alliance Boots transaction and synergy costs	11	-
Adjusted operating income	$924	$1,005

Net earnings (GAAP)	$413	$554
Acquisition-related amortization	59	37
LIFO provision	34	28
Hurricane Sandy costs	24	-
USA Drug acquisition costs	16	-
Alliance Boots transaction and synergy costs	7	-
Adjusted net earnings	$553	$619

Net earnings per common share – diluted (GAAP)	$0.43	$0.63
Acquisition-related amortization	0.06	0.05
LIFO provision	0.04	0.03
Hurricane Sandy costs	0.03	-
USA Drug acquisition costs	0.02	-
Alliance Boots transaction and synergy costs	-	-
Adjusted net earnings per common share – diluted	$0.58	$0.71

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Three months ended
November 30, 2012
Net cash provided by operating activities (GAAP)	$601
Less: Additions to property and equipment	336
Free cash flow(1)	$265

(1)
Free cash flow is defined as net cash provided by operating activities in a period minus additions to property and equipment (capital expenditures) made in that period.  This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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